EXHIBIT 21.1
HOLLY CORPORATION
SUBSIDIARIES OF REGISTRANT

State of Incorporation
Name of Entity	or Organization
Black Eagle, Inc.	Delaware
HEP Fin-Tex/Trust-River, L.P. (6)	Texas
HEP Logistics GP, L.L.C (6)	Delaware
HEP Logistics Holdings, L.P.	Delaware
HEP Mountain Home, L.L.C. (6)	Delaware
HEP Navajo Southern, L.P. (6)	Delaware
HEP Pipeline Assets, Limited Partnership (6)	Delaware
HEP Pipeline GP, L.L.C. (6)	Delaware
HEP Pipeline, L.L.C. (6)	Delaware
HEP Refining GP, L.L.C. (6)	Delaware
HEP Refining Assets, L.P. (6)	Delaware
HEP Refining, L.L.C. (6)	Delaware
HEP SLC, LLC (6)	Delaware
HEP Tulsa LLC (6)	Delaware
HEP Woods Cross, L.L.C. (6)	Delaware
Holly Energy Finance Corp. (6)	Delaware
Holly Energy Partners, L.P. (5)	Delaware
Holly Energy Partners – Operating, L.P. (5), (6)	Delaware
Holly Logistics Services, L.L.C.	Delaware
Holly Petroleum, Inc.	Delaware
Holly Payroll Services, Inc.	Delaware
Holly Realty, LLC	Delaware
Holly Refining & Marketing – Tulsa LLC	Delaware
Holly Refining & Marketing Company	Delaware
Holly Refining & Marketing Company – Woods Cross	Delaware
Holly Refining Communications, Inc.	Delaware
Holly Trucking, L.L.C.	Delaware
Holly UNEV Pipeline Company	Delaware
Holly Utah Holdings, Inc.	Delaware
Holly Western Asphalt Company	Delaware
Hollymarks, LLC	Delaware
HRM Realty, LLC	Delaware
Lea Refining Company	Delaware
Lorefco, Inc.	Delaware
Lovington-Artesia, L.L.C. (6)	Delaware
HRM Montana	Montana
Montana Retail Corporation	Delaware
N148H Exchange, L.L.C.	Delaware
N18HN Exchange, L.L.C.	Delaware
N560BC Exchange, L.L.C.	Delaware
Navajo Crude Oil Purchasing, Inc.	New Mexico
Navajo Holdings, Inc.	New Mexico
Navajo Northern, Inc.	Nevada
Navajo Pipeline Co., L.P. (1)	Delaware
Navajo Pipeline GP, L.L.C.	Delaware
Navajo Pipeline LP, L.L.C.	Delaware
Navajo Refining Company, L.L.C. (2)	Delaware
Navajo Refining GP, L.L.C.	Delaware
Navajo Refining LP, L.L.C.	Delaware
Navajo Western Asphalt Company	New Mexico
NK Asphalt Partners (4)	New Mexico
Porcupine Ridge Pipeline, L.L.C.	Delaware
Roadrunner Pipeline, L.L.C. (6)	Delaware
SLC Pipeline LLC (6)	Delaware
UNEV Pipeline, L.L.C.	Delaware
Woods Cross Refining Company, L.L.C. (3)	Delaware

(1)	Navajo Pipeline Co., L.P. also does business as Navajo Pipeline Co.

(2)	Navajo Refining Company, L.L.C. also does business as Navajo Refining Company.

(3)	Woods Cross Refining Company, L.L.C. does business as Holly Refining & Marketing Company – Woods Cross.

(4)	NK Asphalt Partners does business as Holly Asphalt Company.

(5)	Holly Energy Partners, L.P. and Holly Energy Partners – Operating, L.P. also do business as Holly Energy Partners.

(6)	Represents a subsidiary of Holly Energy Partners, L.P. We have presented these entities in our list of subsidiaries as a result of our reconsolidation of Holly Energy Partners, L.P. on March 1, 2008.